1                                                                                                                                                                                               Form of   Talen Energy Corporation  Change in Control Severance Protection   Agreement     This Talen Energy Corporation Change in Control Severance Protection Agreement (this  “Agreement”), effective as of ____________, is made by and between Talen Energy  Corporation, a Delaware corporation, and _____________ (the “Executive”).  WHEREAS, the Company considers it essential to the best interests of its shareowners to  foster the continued employment of key management personnel; and  WHEREAS, the Board of Directors of the Company recognizes that, as is the case with  many publicly‐held corporations, the possibility of a Change in Control (as defined in the last  Section hereof) exists and that such possibility, and the uncertainty and questions which it may  raise among management, may result in the departure or distraction of management personnel  to the detriment of the Company and its shareowners; and  WHEREAS, the Board has determined that appropriate steps should be taken to  reinforce and encourage the continued attention and dedication of members of management,  including the Executive, to their assigned duties without distraction in the face of potentially  disturbing circumstances arising from the possibility of a Change in Control;  NOW THEREFORE, in consideration of the premises and the mutual covenants contained  herein, the Company and the Executive hereby agree as follows:  1.  Defined Terms.  The definitions of capitalized terms used in the Agreement are  provided in the last Section hereof.  2.  Term of Agreement.  The Term of the Agreement shall commence on the date hereof  and shall continue in effect through December 31, 20__; provided, however, that commencing  on January 1, 20__ and each January 1 thereafter, the Term shall automatically be extended for  one additional year unless either the Company or the Executive gives at least six (6) months  advance notice, by not later than June 30 of the year, that the Term will end at December 31 of  that year and will not continue; and further provided, however, that the Term will not be  terminated or amended during a Potential Change in Control Period; and further provided that  if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than  twenty‐four (24) months beyond the month in which such Change in Control occurred.   Notwithstanding the foregoing, in the event that prior to the occurrence of a Change in Control  or Potential Change in Control, the Executive's employment is terminated for any reason, or  upon Executive’s termination of employment at any time for any reason other than pursuant to  a Qualifying Termination, this Agreement shall terminate as of the date that the Executive's  employment is terminated.  Additionally, in the event the Executive ceases to serve as  Exhibit 10.1

2                                                                                                                                                                                               ______________ prior to a Potential Change in Control, this Agreement shall terminate as of  the date that the Executive assumes the new position.  3.  Company's Covenants Summarized.  In order to induce the Executive to remain in the  employ of the Company and in consideration of the Executive's covenants noted above, the  Company will pay the Executive the Severance Payments and the other payments and benefits  described herein.  No Severance Payments will be payable unless there is Qualifying  Termination.  This Agreement will not be construed as creating an express or implied contract  of employment and, except as otherwise agreed to in writing between the Executive and the  Company, the Executive will not have any right to be retained in the employ of the Company.  4.  The Executive's Covenants.  The Executive agrees that, in the event of a Potential  Change in Control during the Term, the Executive will remain in the employ of the Company  until the earliest of (i) the last day of the Potential Change in Control Period, (ii) the date of a  Change in Control, (iii) the date of termination by the Executive of the Executive's employment  for Good Reason or by reason of death or Disability, or (iv) the termination by the Company of  the Executive's employment for any reason.  5.  Compensation Other Than Severance Payments  5.1  Following a Change in Control and during the Term, during any period that the  Executive fails to perform the Executive's full‐time duties with the Company as a result of  incapacity due to physical or mental illness, the Company will pay the Executive's full salary to  the Executive at the rate in effect at the commencement of any such period, together with all  compensation and benefits payable to the Executive under the terms of any compensation or  benefit plan, program or arrangement maintained by the Company during such period (other  than any disability plan), until the Executive's employment is terminated by the Company for  Disability or until Executive’s employment is otherwise terminated.  5.2  If the Executive's employment is terminated due to a Qualifying Termination, the  Company will pay to the Executive within thirty (30) days following the Date of Termination (to  the extent not previously paid), a lump sum amount equal to the sum of (i) the Executive's full  base salary through the Date of Termination at the rate in effect immediately prior to the Date  of Termination, or if higher, the rate in effect immediately prior to the first occurrence of an  event or circumstance constituting Good Reason, (ii) the value of any annual bonus or cash  incentive plan payment that would have been paid for service in the final calendar year of  employment, as if 100% of target goals were achieved, but prorated by multiplying by a fraction  equal to the number of full calendar months of service completed divided by twelve (12), and  (iii) the value of any Units that would have been awarded for service in the final calendar year  of employment, as if 100% of target goals were achieved, but prorated by multiplying by a  fraction equal to the number of full calendar months of service completed divided by twelve  (12) together with all compensation and benefits payable to the Executive through the Date of  Termination under the terms of the Company's compensation or benefit plans, programs or

3                                                                                                                                                                                               arrangements as in effect immediately prior to the Date of Termination, or if more favorable to  the Executive, as in effect immediately prior to the first occurrence of an event or circumstance  constituting Good Reason.  5.3  If the Executive's employment shall be terminated due to a Qualifying Termination,  the Company shall pay to the Executive the Executive's normal post‐termination compensation  and benefits due the Executive as such payments become due (other than Severance Payments  which will be paid exclusively pursuant to Section 6 below).  Such post‐termination  compensation and benefits shall be determined under, and paid in accordance with, the  Company's retirement, insurance and other compensation or benefit plans, programs and  arrangements as in effect immediately prior to the Date of Termination or, if more favorable to  the Executive, as in effect immediately prior to the occurrence of the first event or  circumstance constituting Good Reason including such plans’ payment timing rules.  6.  Severance Payments.  6.1  The Company shall pay the Executive the payments, and provide the Executive the  benefits, described in Section 6.2 (the "Severance Payments") upon a Qualifying Termination.   6.2  The following shall constitute the Severance Payments under this Agreement:  (A)  In lieu of any further salary payments to the Executive for periods  subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable  to the Executive including any payments under the Company’s severance plan, policy or  procedure or arrangement, if eligible or any employment agreement or arrangement between  the Executive and the Company, to the extent provided in Section 11 of this Agreement, the  Company shall pay to the Executive a lump sum severance payment, in cash, equal to two times  the sum of (i) the Executive's base salary as in effect immediately prior to the Date of  Termination or, if higher, in effect immediately prior to the first occurrence of an event or  circumstance constituting Good Reason, and (ii) the average of annual cash bonuses earned by  the Executive pursuant to any annual bonus or annual incentive plan maintained by the  Company in respect of the last three (3) fiscal years ending immediately prior to the fiscal year  in which occurs the Date of Termination or, if higher, immediately prior to the fiscal year in  which occurs the first event or circumstance constituting Good Reason (including as an amount  so paid any amount that would have been paid but for the Executive's deferral of the amount).   For purposes of determining the value of the annual bonus earned by the Executive in any fiscal  year, (i) if the Executive has earned no annual bonus in the Executive’s current position, the  average bonus shall be the initial annual target bonus established by the Company for the  Executive, (ii) if the Executive has earned an annual bonus for only one (1) or two (2) prior years  of service in Executive’s current position, the average bonus shall be the one (1) bonus earned  or the average of the two (2) bonuses earned, as the case may be, and (iii) the value of any  restricted stock awards or stock options earned by the Executive in any such year shall not be  included in the value of the annual bonus for such year;

4                                                                                                                                                                                               (B)  The Company shall pay to the Executive a lump sum amount, in cash, equal  to the aggregate amount of COBRA premiums otherwise payable by Executive (based upon the  COBRA rate in effect on the date of such termination of employment) for the twenty‐four (24)  month period immediately following the Date of Termination (assuming for this purpose that  COBRA continuation coverage would have been available for such twenty‐four (24) month  period).    (C)  Notwithstanding any provision of any annual or long‐term incentive plan to  the contrary, the Company shall pay to the Executive a lump sum amount, in cash, equal to the  sum of (i) any unpaid cash‐based incentive compensation that has been allocated or awarded  to the Executive for a completed fiscal year or other measuring period preceding the Date of  Termination under any such plan and which, as of the Date of Termination, is contingent only  upon the continued employment of the Executive to a subsequent date, and (ii) to the extent  not otherwise paid or deferred at the Executive's election, pursuant to the terms of the  applicable plan, a prorated portion to the Date of Termination of the aggregate value of all  contingent cash‐based incentive compensation awards to the Executive for all then  uncompleted periods under any such plan, calculated as to each such award by multiplying the  award that the Executive would have earned on the last day of the performance award period,  assuming the achievement, at the actual level of performance as of the date of Change in  Control (or, if not determinable at such date, as of the end of the quarter preceding such date),  of the individual and corporate performance goals established with respect to such award, by  the fraction obtained by dividing the number of full months and any fractional portion of a  month during such performance award period through the Date of Termination by the total  number of months contained in such performance award period.     (D)  If the Executive would have become entitled to benefits under the  Company's post‐retirement health care or life insurance plans, as in effect immediately prior to  the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to  the first occurrence of an event or circumstance constituting Good Reason, had the Executive's  employment terminated at any time during the period of twenty‐four (24) months after the  Date of Termination, the Company shall provide such post‐retirement health care or life  insurance benefits to the Executive and the Executive's dependents commencing on the date  on which such coverage would have first become available.    (E)  The Company shall provide the Executive with outplacement services  suitable to the Executive's position until December 31 of the second calendar year following the  year in which Executive’s employment with the Company terminates or, if earlier, until the first  acceptance by the Executive of an offer of employment, but limited to total outplacement fees  of $50,000.  6.3  (A) Notwithstanding any other provisions of this Agreement, in the event that any  payment or benefit received or to be received by the Executive in connection with a Change in

5                                                                                                                                                                                               Control or the termination of the Executive's employment (whether pursuant to the terms of  this Agreement or any other plan, arrangement or agreement with the Company, any Person  whose actions result in a Change in Control or any Person affiliated with the Company or such  Person) (all such payments and benefits, including the Severance Payments, being hereinafter  called "Total Payments") would be subject (in whole or part), to the Excise Tax, then the cash  Severance Payments shall be reduced (if necessary to zero) to the extent necessary so that no  portion of the Total Payments is subject to the Excise Tax (after taking into account any  reduction in the Total Payments provided by reason of Section 280G of the Code in such other  plan, arrangement or agreement) and all other Severance Payments shall thereafter be reduced  (if necessary, to zero) so that no portion of the Total Payments is subject to the Excise Tax, if,  but only if, (i) the net amount of such Total Payments, as so reduced, (and after deduction of  the net amount of federal, state and local income tax on such reduced Total Payments) is  greater than (ii) the excess of (a) the net amount of such Total Payments, without reduction  (but after deduction of the net amount of federal, state and local income tax on such Total  Payments), over (b) the amount of Excise Tax to which the Executive would be subject in  respect of such Total Payments (the “Cut‐Back Condition”).  Such reduction shall apply first to the cash payments provided under Section 6.2(A) and  thereafter shall apply on a pro‐rata basis to other payments in a manner that complies with  Section 409A of the Code.  (B)  For purposes of determining whether and the extent to which the Total Payments  will be subject to the Excise Tax and whether the Cut‐Back Condition will be satisfied, (i) no  portion of the Total Payments the receipt or enjoyment of which the Executive shall have   waived at such time and in such manner as not to constitute a "payment" within the meaning  of Section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments  shall be taken into account which, in the opinion of tax counsel selected by the accounting firm  that was, immediately prior to the Change in Control, the Company's independent auditor (the  "Auditor"), does not constitute a "parachute payment" within the meaning of Section  280G(b)(2) of the Code, (including by reason of Section 280G(b)(4)(A) of the Code) and, in  calculating the Excise Tax and determining whether the Cut‐Back Condition is satisfied, no  portion of such Total Payments shall be taken into account which constitutes reasonable  compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of  the Code, in excess of the Base Amount allocable to such reasonable compensation, and (iii) the  value of any non‐cash benefit or any deferred payment or benefit included in the Total  Payments shall be determined by the Auditor in accordance with the principles of Sections  280G(d)(3) and (4) of the Code.  Prior to the payment date set forth in Section 6.4 hereof, the  Company shall provide the Executive with its calculation of the amounts referred to in this  Section and such supporting materials as are reasonably necessary for the Executive to evaluate  the Company's calculations.  If the Executive objects to the Company's calculations, the  Company shall pay to the Executive (as such time or times otherwise provided by this  Agreement) such portion of the Severance Payments (up to 100% thereof) as the Executive

6                                                                                                                                                                                               determines is necessary to result in the Executive receiving the greater of clauses (i) and (ii) of  Section 6.2(A) hereof.  (C)  If it is established pursuant to a final determination of a court or an Internal  Revenue Service proceeding that, notwithstanding the good faith of the Executive and the  Company in applying the terms of this Section 6.3, the Total Payments paid to or for the  Executive's benefit are in an amount that would result in any portion of such Total Payments  being subject to the Excise Tax, then, if such repayment would result in satisfaction of the Cut‐ Back Condition, the Executive shall have an obligation to pay the Company upon demand an  amount equal to the sum of (i) the excess of the Total Payments paid to or for the Executive's  benefit over the Total Payments that could have been paid to or for the Executive's benefit  without any portion of such Total Payments being subject to the Excise Tax; and (ii) interest on  the amount set forth in clause (i) of this sentence at the rate provided in Section 1274(b)(2)(B)  of the Code from the date of the Executive's receipt of such excess until the date of such  payment.  6.4  The payments provided in Subsection 6.2(A), (B), (C) and (D) hereof and Section 6.3  hereof shall be made on the first day of the seventh (7th) month following the Date of  Termination provided, however, that if the amounts of such payments cannot be finally  determined on or before such day, the Company shall pay to the Executive on such day an  estimate, as determined in good faith by the Executive, or, in the case of payments under  Section 6.3 hereof, in accordance with Section 6.3 hereof, of the minimum amount of such  payments to which the Executive is clearly entitled and shall pay the remainder of such  payments (together with interest on the unpaid remainder (or on all such payments to the  extent the Company fails to make such payments when due) at 120% of the rate provided in  Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no  event later than the thirtieth (30th) day after the last day of the seventh (7th) month following  the Date of Termination.  In the event that the amount of the estimated payments exceeds the  amount subsequently determined to have been due, such excess shall constitute a loan by the  Company to the Executive, payable on the fifth (5th) business day after demand by the  Company (together with interest at 120% of the rate provided in Section 1274(b)(2)(B) of the  Code).  At the time that payments are made under this Agreement, the Company shall provide  the Executive with a written statement setting forth the manner in which such payments were  calculated and the basis for such calculations including, without limitation, any opinions or  other advice the Company has received from tax counsel, the Auditor or other advisors or  consultants (and any such opinions or advice which are in writing shall be attached to the  statement).  6.5  The Company also shall pay to the Executive all legal fees and expenses incurred by  the Executive in disputing in good faith any issue hereunder relating to the termination of the  Executive's employment hereunder with respect to which Executive substantially prevails or in  seeking in good faith to obtain or enforce any benefit or right provided by this Agreement with

7                                                                                                                                                                                               respect to which Executive substantially prevails or in connection with any tax audit or  proceeding to the extent attributable to the application of Section 4999 of the Code to any  payment or benefit provided hereunder.  Such payments shall be made within five (5) business  days after delivery of the Executive's written requests for payment accompanied with such  evidence of fees and expenses incurred as the Company reasonably may require (and Executive  shall submit such requests for payment no later than sixty (60) days after such expenses are  incurred).  7.  Termination Procedures.    7.1  Notice of Termination.  After a Change in Control (or during a Potential Change in  Control Period) and during the Term, any purported termination of the Executive's employment  (other than by reason of death) shall be communicated by written Notice of Termination from  one party hereto to the other party hereto in accordance with Section 10 hereof (delivered at  least thirty (30) days prior to the Date of Termination in the case of a termination by the  Executive).  For purposes of this Agreement, a "Notice of Termination" shall mean a notice  which shall indicate the specific termination provision in this Agreement relied upon and shall  set forth in reasonable detail the facts and circumstances claimed to provide a basis for  termination of the Executive's employment under the provision so indicated.  Further, a Notice  of Termination for Cause is required to include a copy of a resolution duly adopted by the  affirmative vote of not less than a majority of the Board at a meeting of the Board which was  called and held for the purpose of considering such termination (after reasonable notice to the  Executive and an opportunity for the Executive, together with the Executive's counsel, to be  heard before the Board) finding that, in the good faith opinion of the Board, the Executive was  guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the  particulars thereof in detail.  7.2  Date of Termination.  "Date of Termination", with respect to any purported  termination of the Executive's employment after a Change in Control and during the Term, shall  mean the date of the Executive’s “separation from service” within the meaning of Section 409A  of the Code.  In the event of an Anticipatory Termination, the Date of Termination shall be  deemed to be the date of the subsequent occurrence of the Change in Control.  8.  No Mitigation.  The Company agrees that, if the Executive's employment with the  Company terminates during the Term, the Executive is not required to seek other employment  or to attempt in any way to reduce any amounts payable to the Executive by the Company  pursuant to Section 6 hereof.  Further, the amount of any payment or benefit provided for in  this Agreement shall not be reduced by any compensation earned by the Executive as the result  of employment by another employer, by retirement benefits, by offset against any amount  claimed to be owed by the Executive to the Company, or otherwise.  9.  Successors; Binding Agreement.

8                                                                                                                                                                                               9.1  Unless otherwise assumed by operation of law, the Company will require any  successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or  substantially all of the business and/or assets of the Company to expressly assume and agree to  perform this Agreement in the same manner and to the same extent that the Company would  be required to perform it if no such succession had taken place.  9.2  This Agreement shall inure to the benefit of and be enforceable by the Executive's  personal or legal representatives, executors, administrators, successors, heirs, distributees,  devisees and legatees.  If the Executive shall die while any amount would still be payable to the  Executive hereunder (other than amounts which, by their terms, terminate upon the death of  the Executive) if the Executive had continued to live, all such amounts, unless otherwise  provided herein, shall be paid in accordance with the terms of this Agreement to the executors,  personal representatives or administrators of the Executive's estate.  10.  Notices.  For the purpose of this Agreement, notices and all other communications  provided for in the Agreement shall be in writing and shall be deemed to have been duly given  when delivered or mailed by United States registered mail, return receipt requested, postage  prepaid, addressed, to the Executive at the last known address maintained in the Company's  personnel records, and to the Company, to the address set forth below, or to such other  address as either party may have furnished to the other in writing in accordance herewith,  except that notice of change of address shall be effective only upon actual receipt:  To the Company:  Talen Energy Corporation    835 Hamilton Street, Suite 150     Allentown, PA 18101‐2400    Attention:  Corporate Secretary  11.  Miscellaneous.  No provision of this Agreement may be modified, waived or  discharged unless such waiver, modification or discharge is agreed to in writing and signed by  the Executive and such officer as may be specifically designated by the Board.  No waiver by  either party hereto at any time of any breach by the other party hereto of, or any lack of  compliance with, any condition or provision of this Agreement to be performed by such other  party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at  any prior or subsequent time.  This Agreement supersedes any other agreements or  representations, oral or otherwise, express or implied, with respect to the subject matter  hereof, which have been made by either party, including but not limited to, the Prior Severance  Agreement; provided, however, that this Agreement shall supersede any agreement setting  forth the terms and conditions of the Executive's employment with the Company only in the  event that the Executive's employment with the Company is terminated during the Term in  connection with a Qualifying Termination.  The validity, interpretation, construction and  performance of this Agreement shall be governed by the laws of the Commonwealth of

9                                                                                                                                                                                               Pennsylvania.  All references to Sections of the Act or the Code shall be deemed also to refer to  any successor provisions to such Sections.  Any payments provided for hereunder shall be paid  net of any applicable withholding required under federal, state or local law and any additional  withholding to which the Executive has agreed.  The obligations of the Company and the  Executive under this Agreement that by their nature may require either partial or total  performance after the expiration of the Term (including, without limitation, those under  Sections 6 and 7 hereof) shall survive such expiration.  12.  Validity.  The invalidity or unenforceability of any provision of this Agreement shall  not affect the validity or enforceability of any other provision of this Agreement, which shall  remain in full force and effect.  13.  Counterparts.  This Agreement may be executed in several counterparts, each of  which shall be deemed to be an original but all of which together will constitute one and the  same instrument.    14.  Settlement of Disputes; Arbitration.  The Board shall make all determinations as to  the Executive's right to benefits under this Agreement.  Any denial by the Board of a claim for  benefits under this Agreement shall be stated in writing and delivered or mailed to the  Executive and such notice shall set forth the specific reasons for the denial and the specific  provisions of this Agreement relied upon, and shall be written in a manner that may be  understood without legal or actuarial counsel.  In addition, the Board shall afford a reasonable  opportunity to the Executive for a review of the decision denying the Executive's claim and, in  the event of continued disagreement, the Executive may appeal within a period of sixty (60)  days after receipt of notification of denial.  Failure to perfect an appeal within the sixty (60)‐day  period shall make the decision conclusive.  Any further dispute or controversy arising under or  in connection with this Agreement shall be settled exclusively by arbitration in Philadelphia,  Pennsylvania in accordance with the rules of the American Arbitration Association then in  effect; provided, however, that the evidentiary standards set forth in this Agreement shall  apply. Judgment may be entered on the arbitrator's award in any court having jurisdiction.  15.  Section 409A of the Code.  (A) Although the Company does not guarantee to the Executive any particular tax  treatment relating to the payments and benefits under this Agreement, it is intended that such  payments and benefits be exempt from, or comply with, Section 409A of Code and the  regulations and guidance promulgated thereunder (collectively “Code Section 409A”), and all  provisions of this Agreement shall be construed in a manner consistent with the requirements  for avoiding taxes or penalties under Code Section 409A.  Notwithstanding any provision herein  to the contrary, in no event shall the Company be liable for, or be required to indemnify the  Executive for, any liability of the Executive for taxes or penalties under Code Section 409A.  (B)  A termination of employment shall not be deemed to have occurred for

10                                                                                                                                                                                               purposes of any provision of this Agreement providing for the payment of any amounts or  benefits upon or following a termination of employment unless such termination is also a  “separation from service” within the meaning of Code Section 409A and, for purposes of any  such provision of this Agreement, references to a “termination,” “termination of employment”  or like terms shall mean “separation from service.”  (C)  With regard to any provision herein that provides for reimbursement of costs  and expenses or in‐kind benefits, except as permitted by Code Section 409A, (i) the right to  reimbursement or in‐kind benefits shall not be subject to liquidation or exchange for another  benefit; (ii) the amount of expenses eligible for reimbursement, or in‐kind benefits, provided  during any taxable year shall not affect the expenses eligible for reimbursement, or in‐kind  benefits to be provided, in any other taxable year, provided, that the foregoing clause (ii) shall  not be violated with regard to expenses reimbursed under any arrangement covered by Section  105(b) of the Code solely because such expenses are subject to a limit related to the period the  arrangement is in effect; and (iii) such payments shall be made on or before the last day of the  Executive’s taxable year following the taxable year in which the expense was incurred.  (D)  Whenever a payment under this Agreement specifies a payment period with  reference to a number of days (e.g., “payment shall be made within ten (10) days following the  date of termination”), the actual date of payment within the specified period shall be within the  sole discretion of the Company.  (E)  If under this Agreement, an amount is to be paid in two or more installments, for  purposes of Code Section 409A, each installment shall be treated as a separate payment.  (F)  Notwithstanding anything herein to the contrary, if the Executive is, as of the  date of termination, a “specified employee” for purposes of Treas. Reg. § 1.409A‐1(i), then any  amount of deferred compensation that is payable to the Executive hereunder that is neither a  short‐term deferral within the meaning of Treas. Reg. § 1.409A‐1(b)(4) nor within the  involuntary separation pay limit under Treas. Reg. § 1.409A‐1(b)(9)(iii)(A) will not be paid  before the date that is six months after the date of termination, or if earlier, the date of the  Executive’s death.  Any payments to which the Executive would otherwise be entitled during  such non‐payment period will be accumulated and paid or otherwise provided to the Executive  on the first day of the seventh (7th) month following such date of termination, or if earlier,  within thirty (30) days of the Executive’s death to his or her surviving spouse (or to the  Executive’s estate if the Executive’s spouse does not survive the Executive.)  16.  Definitions.  For purposes of this Agreement, the following terms shall have the  meanings indicated below:  (A)  “Act” shall mean the Securities Exchange Act of 1934, as amended, or any  successor statute thereto.

11                                                                                                                                                                                               (B)  "Affiliate" shall mean, with respect to any Person, any other Person, directly or  indirectly, controlling, controlled by, or under common control with such Person or any other  Person designated by the Committee in which any Person has an interest.  (C)  “Anticipatory Termination” shall mean if (A) the Executive's employment is  terminated by the Company without Cause prior to a Change in Control and such termination  was at the request or direction of a Person who has entered into an agreement with the  Company the consummation of which would constitute a Change in Control and such Change in  Control ultimately occurs or (B) if the Executive terminates his employment for Good Reason  prior to a Change in Control  and the circumstance or event which constitutes Good Reason  occurs at the request or direction of a Person who has entered into an agreement with the  Company the consummation of which would constitute a Change in Control and such Change in  Control ultimately occurs (each such termination described in clauses (A) and (B) being deemed  to constitute a Qualifying Termination).  (D)  “Auditor” shall have the meaning set forth in Section 6.3(B).  (E)  "Base Amount" shall have the meaning set forth in Section 280G(b)(3) of the  Code.  (F)  "Beneficial Owner" shall have the meaning set forth in Rule 13d‐3 under the  Exchange Act.  (G)  "Board" shall mean the Board of Directors of the Company.  (H)  "Cause" for termination by the Company of the Executive's employment shall  mean (i) the willful and continued failure by the Executive to substantially perform the  Executive's duties with the Company (other than any such failure resulting from the Executive's  incapacity due to physical or mental illness or any such actual or anticipated failure after the  issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1  hereof) after a written demand for substantial performance is delivered to the Executive by the  Board, which demand specifically identifies the manner in which the Board believes that the  Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by  the Executive in conduct which is demonstrably and materially injurious to the Company or its  subsidiaries, monetarily or otherwise.  For purposes of clauses (i) and (ii) of this definition, (a)  no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or  omitted to be done, by the Executive not in good faith and without reasonable belief that the  Executive's act, or failure to act, was in the best interest of the Company, and (b) in the event of  a dispute concerning the application of this provision, no claim by the Company that Cause  exists shall be given effect unless the Company establishes to the Board by clear and convincing  evidence that Cause exists.  (I)  "Change in Control" shall have the meaning set forth in the Talen Energy 2015

12                                                                                                                                                                                               Stock Incentive Plan, as that Plan may be amended from time to time, or any successor equity  incentive plan.   (J)  "Code" shall mean the Internal Revenue Code of 1986, as amended, or any  successor thereto, and the regulations and guidance promulgated thereunder.  (K)  “Code Section 409A” shall have the meaning set forth in Section 15 hereof.  (L)  "Company" shall mean Talen Energy Corporation and, except in determining,  under Section 16(I) hereof, whether or not any Change in Control of the Company has occurred  in connection with such succession, shall include its subsidiaries and any successor to its  business and/or assets which assumes and agrees to perform this Agreement by operation of  law, or otherwise.  For purposes of this Agreement, the Executive's employment by (including  termination of such employment) and compensation from any subsidiary of the Company shall  be deemed employment by and compensation from the Company.  (M)  “Cut‐Back Condition” shall have the meaning set forth in Section 6.3 hereof.  (N)  "Date of Termination" shall have the meaning set forth in Section 7.2 hereof.  (O)  "Disability" shall be deemed the reason for the termination by the Company of  the Executive's employment, if, as a result of the Executive's incapacity due to physical or  mental illness, the Executive shall have been absent from the full‐time performance of the  Executive's duties with the Company for a period of six (6) consecutive months, the Company  shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days  after such Notice of Termination is given, the Executive shall not have returned to the full‐time  performance of the Executive's duties.  (P)  "Excise Tax" shall mean any excise tax imposed under Section 4999 of the Code.  (Q)  "Executive" shall mean the individual named in the first paragraph of this  Agreement.  (R)  "Good Reason" for termination of the Executive's employment with the  Company by such Executive shall mean the occurrence (without the Executive's express written  consent which specifically references this Agreement) after a Change in Control or during a  Potential Change in Control Period (treating all references in paragraphs (I) through (VII) below  to a "Change in Control" as references to a "Potential Change in Control"), of any one of the  following acts by the Company, or failures by the Company to act, unless, in the case of any act  or failure to act described below, the Company gives notice to the Executive that it will correct,  and within thirty (30) days does so correct such act or failure to act:    (I)  the assignment to the Executive of any duties inconsistent with the

13                                                                                                                                                                                               Executive's status as an executive officer or key employee of the Company or a substantial  adverse alteration in the nature or status of the Executive's responsibilities from those in effect  immediately prior to a Change in Control;    (II)  a reduction by the Company of the Executive's annual base salary as in effect  on the date of this Agreement, or as the same may be increased from time to time, except for  across‐the‐board decreases uniformly affecting management, key employees and salaried  employees of the Company or the business unit in which the Executive is then employed;    (III)  the relocation of the Executive's principal work location to a location more  than thirty (30) miles from the vicinity of such work location immediately prior to a Change in  Control or the Company's requiring the Executive to be based anywhere other than such  principal place of employment (or permitted relocation thereof) except for required travel on  the Company's business to an extent substantially consistent with the Executive's present  business travel obligations;    (IV)  the failure by the Company to pay to the Executive any portion of the  Executive's current compensation or to pay to the Executive any portion of an installment of  deferred compensation under any deferred compensation program of the Company, within  seven (7) days of the date such compensation is due, except for across‐the‐board compensation  deferrals uniformly affecting management, key employees and salaried employees of the  Company or the business unit in which the Executive is then employed;    (V)  the failure by the Company to continue in effect any compensation or  benefit plan in which the Executive participates immediately prior to a Change in Control which  is material to the Executive's total compensation, or any substitute plans adopted prior to a  Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or  alternative plan) has been made with respect to such plan, or the failure by the Company to  continue the Executive's participation therein (or in such substitute or alternative plan) on a  basis not materially less favorable, both in terms of the amount or timing of payment of  benefits provided and the level of the Executive's participation relative to other participants, as  existed immediately prior to the Change in Control;    (VI)  the failure by the Company to continue to provide the Executive with  benefits substantially similar to those enjoyed by the Executive under any of the Company's  pension, savings, life insurance, medical, health and accident, or disability plans in which the  Executive was participating immediately prior to a Change in Control, except for across‐the‐ board changes to any such plans uniformly affecting all participants in such plans, the taking of  any other action by the Company which would directly or indirectly materially reduce any of  such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive  at the time of the Change in Control, or the failure by the Company to provide the Executive  with the number of paid vacation days to which the Executive is entitled on the basis of years of  service with the Company in accordance with the Company's normal vacation policy at the time

14                                                                                                                                                                                               of the Change in Control; or    (VII) the failure of the Company to comply with the provisions of Section 9.1;  in each case described in clauses (I)‐(VII) which is not cured by the Company within  thirty (30) days following written notice from Executive to the Company.  The Executive's right to terminate his or her employment with the Company for Good  Reason shall not be affected by the Executive's incapacity due to physical or mental illness.  The  Executive's continued employment shall not constitute consent to, or a waiver of rights with  respect to, any act or failure to act constituting Good Reason hereunder.  (S)   “Group” shall mean “group” as such term is uses for purposes of Section 13(d) or  14(d) of the Act.  (T)   "Notice of Termination" shall have the meaning stated in Section 7.1 hereof.  (U)   "Person" shall have the meaning given in Section 3(a)(9) of the Act, as modified and  used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (i) the  Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an  employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily  holding securities pursuant to an offering of such securities, or (iv) a corporation owned,  directly or indirectly, by the shareowners of the Company in substantially the same proportions  as their ownership of stock of the Company.  (V)   "Potential Change in Control" shall be deemed to have occurred if the conditions or  events set forth in any one of the following paragraphs shall have been satisfied or shall have  occurred:    (i)  the Company enters into an agreement, the consummation of which would  result in the occurrence of a Change in Control;    (ii)  the Company or any Person publicly announces an intention to take or to  consider taking actions which if consummated would constitute a Change in Control;    (iii)  any Person is or becomes the Beneficial Owner, directly or indirectly, of  securities of the Company representing 5% or more of the combined voting power of the  Company's then outstanding securities entitled to vote generally in the election of directors.  Notwithstanding the foregoing, a "Potential Change in Control" shall not be deemed to  occur if (i) a Person acquired such beneficial ownership of 5% or more of the Company's  outstanding common shares but less than 20% and such Person has reported or is required to  report such ownership on Schedule 13G under the Act (or any comparable or successor report);  (ii) a Person acquired such beneficial ownership of 5% or more of the Company's outstanding

15                                                                                                                                                                                               common shares and such Person has reported or is required to report such ownership under  Schedule 13D under the Act (or any comparable or successor report), which Schedule 13D does  not state any intention to or reserve the right to control or influence the management or  policies of the Company or engage in any of the actions specified in Item 4 of such Schedule  (other than the disposition of the common shares) and, within 10 business days of being  requested by the Company to advise it regarding the same, certifies to the Company that such  Person acquired common shares amounting to 5% or more of the Company's outstanding  common shares inadvertently and who or which, together with all Affiliates thereof, thereafter  does not acquire additional common shares while the Beneficial Owner, as such term is defined  in or used by Regulation 13D‐G as promulgated under the Act, of 5% or more of the common  shares then outstanding; provided, however, that if the Person requested to so certify fails to  do so within 10 business days, then a Potential Change in Control shall be deemed to have  occurred immediately after such 10‐Business‐Day period; or (iii) any Person who becomes the  Beneficial Owner of 5% or more of the common shares then outstanding due to the repurchase  of common shares by the Company unless and until such Person, after becoming aware that  such Person has become the Beneficial Owner of 5% or more of the common shares then  outstanding, acquires beneficial ownership of additional common shares representing 1% or  more of the common shares then outstanding.  (W)   "Potential Change in Control Period" shall mean the period commencing on the  occurrence of a Potential Change in Control and ending upon the occurrence of a Change in  Control or, if earlier (i) with respect to a Potential Change in Control occurring pursuant to  clause (I) of such definition, immediately upon the abandonment or termination of the  applicable agreement, (ii) with respect to a Potential Change in Control occurring pursuant to  clause (II) of such definition, immediately upon a public announcement by the applicable party  that such party has abandoned its intention to take or consider taking actions which if  consummated would result in a Change in Control or (iii) with respect to a Potential Change in  Control occurring pursuant to clause (III) of such definition, upon the one year anniversary of  the occurrence of such Potential Change in Control (or such earlier date as may be determined  by the Board).  (X)   “Qualifying Termination” shall mean an Anticipatory Termination or a termination  of Executive’s employment following a Change in Control and during the Term either (i) by the  Company without Cause or (ii) by the Executive for Good Reason (which, for the avoidance of  doubt, shall not include any termination of Executive’s employment (x) by the Company for  Cause, (y) by Executive without Good Reason or (z) due to Executive’s death or Disability).    (Y)  "Severance Payments" shall have the meaning set forth in Section 6.2 hereof.  (Z)  "Term" shall mean the period of time described in Section 2 hereof (including  any extension, continuation or termination described therein).  (AA)  "Total Payments" shall mean those payments described in Section 6.3 hereof.

16                                                                                                                                                                                                   TALEN ENERGY CORPORATION    By:  ___________________        ________________  Name              Date  Title      ___________________        ________________ Executive      Date